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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004 (October 12, 2004)

HMP Equity Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-116100	47-0887248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        In the course of preparing a registration statement for Huntsman's proposed initial public offering of common stock, HMP Equity Holdings Corporation (the "Company") has determined to reclassify certain amounts in its consolidated statements of cash flows for the six months ended June 30, 2004 and for the year ended December 31, 2003 and to restate the affected prior period statements of cash flows as described below.

        The resulting reclassifications will have no impact on the Company's (i) consolidated statements of operations and comprehensive income (loss), (ii) consolidated balance sheets or (iii) increase (decrease) in cash and cash equivalents on the consolidated statements of cash flows.

        The table below sets forth the affected line items from the Company's consolidated statements of cash flows and the approximate increase or decrease in these items resulting from the reclassifications:

	Approximate Incr. (Decr.) From Reclassification
Affected Cash Flow Statement Item	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(amounts in $ millions)
"Net cash provided by operating activities"	7	47
"Net cash used in investing activities"	Unchanged	(14)
"Net cash used in financing activities"	(42)	Unchanged
"Effect of exchange rate changes on cash"	35	(33)
"Increase (decrease) in cash and cash equivalents"	Unchanged	Unchanged

        The reclassifications relate primarily to (i) the effects of foreign currency exchange gains and losses, (ii) repayment of debt by a foreign subsidiary and (iii) fees paid associated with the acquisition of Huntsman Advanced Materials LLC, all of which were originally classified in "Effect of exchange rate changes on cash."

        The table below sets forth the approximate amounts as adjusted of the affected line items from the Company's consolidated statements of cash flows:

	Adjusted Amount On Consolidated Statement Of Cash Flows
Affected Cash Flow Statement Item	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(amounts in $ millions)
"Net cash provided by operating activities"	43	218
"Net cash used in investing activities"	Unchanged	(754)
"Net cash used in financing activities"	41	Unchanged
"Effect of exchange rate changes on cash"	(1)	18
"Increase (decrease) in cash and cash equivalents"	Unchanged	Unchanged

        The matters disclosed herein have been reviewed with the Company's audit committee and its independent auditors, Deloitte & Touche LLP. The Company is working with its independent auditors to complete its review of these matters and will file amendments to the affected prior filings as soon as practicable.

Supplemental Huntsman Advanced Materials LLC Information

        The table below sets forth the affected line items from the consolidated statements of cash flows of the Company's consolidated subsidiary Huntsman Advanced Materials LLC, which are included in the first table above, and the approximate increase or decrease in these items resulting from the reclassifications:

	Approximate Incr. (Decr.) From Reclassification
Affected Cash Flow Statement Item	Six Months Ended June 30, 2004	Six Months Ended December 31, 2003
	(amounts in $ millions)
"Net cash provided by operating activities"	7	3
"Net cash used in investing activities"	—	(14)
"Effect of exchange rate changes on cash"	(7)	11
"Increase (decrease) in cash and cash equivalents"	Unchanged	Unchanged

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMP EQUITY HOLDINGS CORPORATION
By:	/s/ L. RUSSELL HEALY L. Russell Healy Vice President and Controller

Dated: October 12, 2004

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  Item 8.01. Other Events.
SIGNATURES